UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2022

INNOVATIVE SOLUTIONS AND SUPPORT, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-31157	23-2507402
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

720 Pennsylvania Drive

Exton, Pennsylvania 19341

(Address of principal executive offices) (Zip Code)

(610) 646-9800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ISSC	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.           ☐

Item 1.01          Entry into a Material Definitive Agreement.

On April 14, 2022, Innovative Solutions & Support, Inc. (“IS&S”) entered into an Amended and Restated Employment Agreement (the “Employment Agreement”) with Shahram Askarpour to serve as its Chief Executive Officer for a two-year term commencing on April 18, 2022 (the “Initial Term”). Immediately following the expiration of the Initial Term, the Employment Agreement automatically renews for successive one-year periods unless either IS&S or Mr. Askarpour delivers written notice to the other of its or his election not to renew at least thirty days prior to the Employment Agreements expiration. Under the terms of the Employment Agreement, Mr. Askarpour’s compensation includes:

●	an annual base salary of $400,000;

●	eligibility to receive IS&S stock under the IS&S 2019 Stock-Based Incentive Compensation Plan;

●	reimbursement for reasonable and necessary travel and other business expenses incurred in the performance of his duties to IS&S; and

●	paid vacation of three weeks per calendar year, subject to accrual limitations.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the agreement which is filed as Exhibit 10.46 to this report.

Exhibit Number	Description

10.46	Amended and Restated Employment Agreement, dated April 14, 2022, between Innovative Solutions & Support, Inc. and Shahram Askarpour.
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INNOVATIVE SOLUTIONS AND SUPPORT, INC.

Date: April 14, 2022	By:	/s/ Relland M. Winand
Relland M. Winand
Chief Financial Officer